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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


               CITIGROUP GLOBAL MARKETS
                    HOLDINGS INC.                                             TARGETS TRUST XXIV
-----------------------------------------------------       ------------------------------------------------------
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       NEW YORK                                                    DELAWARE
               -----------------------                                    ------------------------
               (STATE OF INCORPORATION                                     (STATE OF INCORPORATION
                   OR ORGANIZATION)                                            OR ORGANIZATION)

                      11-2418067                                                  52-7211968
         ------------------------------------                        ------------------------------------
         (I.R.S. EMPLOYER IDENTIFICATION NO.)                        (I.R.S. EMPLOYER IDENTIFICATION NO.)


                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013
               ---------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


If this Form relates to the registration
of a class of securities pursuant to
Section 12(b) of the Exchange Act and is
effective pursuant to General
Instruction A.(c), please check the
following box.                 /X/


If this Form relates to the registration
of a class of securities pursuant to
Section 12(g) of the Exchange Act and is
effective pursuant to General
Instruction A.(d), please check the
following box.                 /_/


Securities Act registration statement
file number to which this form relates:
333-69230 (If a pplicable)


Securities to be registered pursuant to
Section 12(b) of the Act:


   TITLE OF EACH CLASS                         NAME OF EACH EXCHANGE ON WHICH
   TO BE SO REGISTERED                         EACH CLASS IS TO BE REGISTERED
   -------------------                         ------------------------------

Targeted Growth Enhanced Terms                     American Stock Exchange
Securities ("TARGETS(R)") With Respect
to the Common Stock of Intel Corporation


Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
                                ----------------
                                (TITLE OF CLASS)

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ITEM 1. DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

         For a description of the securities to be registered hereunder, reference is made to the information under the headings "Summary Information - Q&A," "Risk Factors" and "Description of the TARGETS" on pages 3 through 8, 9 through 13 and 22 through 44, respectively, of the registrants' Prospectus, Subject to Completion, dated January 26, 2005 (Registration No. 333-69230), which information is hereby incorporated herein by reference and made part of this registration statement in its entirety.

ITEM 2. EXHIBITS.

         99 (A). Prospectus, Subject to Completion, dated January 26, 2005, incorporated by reference to the registrants' filing under Rule 424(b) with the Securities and Exchange Commission on January 27, 2005 (No. 333-69230).

         99 (B). Certificate of Trust of TARGETS Trust XXIV, incorporated by reference to Exhibit 4(m) to the registration statement on Form S-3 of Citigroup Global Markets Holdings Inc. (formerly known as Salomon Smith Barney Holdings Inc.) (the "Company") and TARGETS Trust XXIV filed with the Securities and Exchange Commission on September 10, 2001 (No. 333-69230) (the "Registration Statement").

         99 (C). Form of Amended and Restated Declaration of Trust of TARGETS Trust XXIV, incorporated by reference to Exhibit 4(q) to the Registration Statement.

         99 (D). Form of TARGETS Guarantee Agreement between the Company and JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), as Guarantee Trustee, incorporated by reference to Exhibit 4(r) to the Registration Statement.

         99 (E). Form of Indenture between the Company and JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), as Trustee, incorporated by reference to Exhibit 4(s) to the Registration Statement.

         99 (F). Form of TARGETS (included in Exhibit 99(C)).

         99 (G). Form of Forward Contract (included in Exhibit 99(E)).

         Other securities issued by the Company are listed on the American Stock Exchange.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Citigroup Global Markets Holdings Inc.
                                         --------------------------------------
                                         (Registrant)

Date: February 18, 2005                  By: /s/ Scott Freidenrich
                                             ----------------------
                                             Name:  Scott Freidenrich
                                             Title: Executive Vice President and
                                                    Treasurer

                                         TARGETS Trust XXIV
                                         ------------------
                                         (Registrant)



Date: February 18, 2005                  By: /s/ Geoffrey S. Richards
                                             -------------------------
                                             Name:  Geoffrey S. Richards
                                             Title: Regular Trustee


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                                INDEX TO EXHIBITS


EXHIBIT NO.                                 EXHIBIT
-----------                                 -------

99(A). Prospectus, Subject to Completion, dated January 26, 2005, incorporated by reference to the registrants' filing under Rule 424(b) with the Securities and Exchange Commission on January 27, 2005 (No. 333-69230).

99(B). Certificate of Trust of TARGETS Trust XXIV, incorporated by reference to Exhibit 4(m) to the registration statement on Form S-3 of Citigroup Global Markets Holdings Inc. and TARGETS Trust XXIV filed with the Securities and Exchange Commission on September 10, 2001 (No. 333-69230) (the "Registration Statement").

99(C). Form of Amended and Restated Declaration of Trust of TARGETS Trust XXIV incorporated by reference to Exhibit 4(q) to the Registration Statement.

99(D). Form of TARGETS Guarantee Agreement between the Company and JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan
                    Bank), as Guarantee Trustee, incorporated by reference to
                    Exhibit 4(r) to the Registration Statement.

99(E). Form of Indenture between the Company and JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), as Trustee, incorporated by reference to Exhibit 4(s) to the Registration Statement.

99(F).              Form of TARGETS (included in Exhibit 99(C)).

99(G).              Form of Forward Contract (included in Exhibit 99 (E)).


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